SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 3, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 7.01	Regulation FD Disclosure

On October 3, 2007, Diomed Holdings, Inc. issued a press release announcing that on October 2, 2007 the judge presiding over the patent infringement lawsuit filed by VNUS Medical Technologies, Inc. against Diomed and others in the U.S. District Court for Northern California had issued an order denying plaintiff’s motion for summary judgment based on a claim of infringement, plaintiff’s motion to strike and defendants’ motion for summary judgment under 35 U.S.C. §1112 and also denying in part and deferring in part her ruling on defendant’s motion for summary judgment under 35 U.S.C §§102-103. A copy of this press release is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release Issued October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: October 4, 2007	By:	/s/ DAVID B. SWANK
Name: David B. Swank
Title: Chief Financial Officer

List of Exhibits:

99.1	Press Release Issued October 3, 2007